UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Safeguard Scientifics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Step 1: Go to www.envisionreports.com/SFE-SPC. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/SFE-SPC Online Go to www.envisionreports.com/SFE-SPC or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice 03VZ5G + + Important Notice Regarding the Availability of Proxy Materials for the Safeguard Scientifics, Inc. Meeting to be Held on December 15, 2023 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the special shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the special meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Special Meeting and Proxy Statement are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before December 5, 2023 to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/SFE-SPC. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Safeguard Scientifics, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by December 5, 2023. Safeguard Scientifics, Inc.’s Special Meeting of Shareholders will be held on December 15, 2023 at 9:00 a.m. Eastern Time virtually via the internet at meetnow.global/MF922F5. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the front of this form. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board recommends a vote FOR Proposals 1, 2 and 3. 1. Adoption of the Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) of common stock at a ratio not less than 1-for-50 and not greater than 1-for-100 (the “Reverse Stock Split Proposal”). The Board of Directors will retain discretion to elect to implement the Reverse Stock Split in this range or to elect not to implement the Reverse Stock Split. 2. Adoption of the Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation, as amended, to effect, immediately after the Reverse Stock Split, a forward stock split (the “Forward Stock Split”) of common stock, at a ratio not less than 50-for-1 and not greater than 100-for-1 (the “Forward Stock Split Proposal”). The Board of Directors will retain discretion to elect to implement the Forward Stock Split in this range or to elect not to implement the Forward Stock Split. 3. Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Reverse Stock Split Proposal or the Forward Stock Split Proposal. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Shareholder Meeting Notice